Exhibit 99.3

GSI Group Receives U.S. Bankruptcy Court Confirmation on Plan of Reorganization

— Company Expects to Emerge from Chapter 11 in the Summer of 2010 —

— Court Approves Appointment of Michael E. Katzenstein as Chief Restructuring Officer —

BEDFORD, MA May 28, 2010—GSI Group Inc. (Pink Sheets: GSIGQ ) (the “Company” or “GSI”) today announced that the United States Bankruptcy Court for the District of Delaware (the “Court”) entered an order on May 27, 2010 approving and confirming the Final Fourth Modified Joint Chapter 11 Plan of Reorganization for the Company (and certain of its subsidiaries), as filed with the Court on May 24, 2010 and as supplemented on May 27, 2010, paving the way for the Company to emerge from Chapter 11 protection in the summer of 2010.

“The entire company has worked hard on our reorganization over the past few months to maximize recovery for our creditors and our shareholders while maintaining a focus on our customers and suppliers,” said Michael E. Katzenstein, the Company’s Chief Restructuring Officer. “We are proud to have made it through this process with a stronger balance sheet and enhanced liquidity that will position GSI for future growth.”

The consummation of the plan of reorganization is subject to certain customary conditions and administrative actions that the debtors must satisfy prior to the effective date of the plan of reorganization, including, among others, the consummation of a rights offering, which the Company expects to commence by Friday, June 4, 2010. There can be no assurance that the debtors will satisfy these conditions, complete such required actions and emerge from Chapter 11 protection within the debtors’ anticipated timeframe or at all.

Other Information

On May 27, 2010, the Court approved the appointment of Michael E. Katzenstein as the Company’s Chief Restructuring Officer. As the Chief Restructuring officer, Mr. Katzenstein serves as the Company’s most senior executive officer. On May 27, 2010, the Court also approved the Separation and Release Agreement which the Company entered with Dr. Sergio Edelstein on May 24, 2010 in connection with Dr. Edelstein’s voluntary resignation from his positions with the Company.

On November 20, 2009, the Company and two of its subsidiaries, GSI Group Corporation and MES International, Inc., filed voluntary petitions for Chapter 11 reorganization under the U.S. Bankruptcy Code in U.S. Bankruptcy Court in Wilmington, Delaware. No other subsidiaries and no subsidiaries outside of North America were included in the filing. The debtors’ plan of reorganization provides for all vendors and suppliers to be paid in full for all valid pre-petition claims. GSI has continued to pay vendors and suppliers under normal terms in the ordinary course of business for all goods and services provided to the Company after the filing date of November 20, 2009.

More information about GSI is available on the company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are quoted on Pink Sheets OTC Markets Inc. (GSIGQ).

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the completion of the transactions contemplated by the plan of reorganization including the proposed rights offering; the ability of the Company to successfully emerge from the Chapter 11 bankruptcy proceedings; the Company’s ability to improve its liquidity and the impact of the reorganization on the Company’s general liquidity; the relative financial health of the Company; the Company’s ability to grow in the future and generate meaningful shareholder value; the Company’s industry position and its ability to operate successfully as markets recover; and other statements that are not historical facts. These forward looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the highly unpredictable nature of the semiconductor and electronics materials processing industry; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the ability of the Company to successfully complete the transactions contemplated by the plan of reorganization; the potential adverse impact of the Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the Company’s ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company’s ability to grow and increase profitability; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; failure to identify and manage weaknesses in internal controls; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; the effects of competition; the Company’s ability to complete and file its delayed periodic reports with the SEC; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel; the Company’s inability to recognize synergies of acquired businesses, including Excel; the results of the proposed restructuring including the potential issuance of a substantial amount of equity securities in exchange for a portion of the Company’s current indebtedness and the dilutive impact of such issuance, and the incurrence of additional material obligations as part of the plan of reorganization. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.